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                                                                     EXHIBIT 5.1




                                  July 6, 1998



Lafarge Corporation
11130 Sunrise Valley Drive
Suite 300
Reston, Virginia  20191

Ladies and Gentlemen:

         We have acted as counsel for Lafarge Corporation, a Maryland corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (No. 333-57333), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offering by the Company of $650,000,000 aggregate principal amount of the Company's __% Senior Notes due ____ (the "Senior Notes"). The Senior Notes are to be issued under an indenture, as supplemented (the "Indenture"), between the Company and Citibank, N.A., as Trustee, in the form previously filed with the Commission. The Senior Notes are proposed to be sold by the Company to Donaldson, Lufkin & Jenrette Securities Corporation, SBC Warburg Dillion Read Inc. and Citicorp Securities, Inc. (the "Underwriters") pursuant to and subject to the terms and conditions of an Underwriting Agreement among the Company and the Underwriters (the "Underwriting Agreement"), the form of which is filed as Exhibit 1.1 to the Registration Statement.

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the form of the Underwriting Agreement, the Indenture, the form of Supplemental Indenture included as Exhibit 4.2 to the Registration Statement and pursuant to which the Senior Notes will be issued (the "Supplemental Indenture"), and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the statements of officers of the Company, where we deemed such reliance appropriate under the circumstances.

         Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications herein specified, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland.

         2. The Senior Notes have been duly authorized for issuance by the Company and, upon the effectiveness of the Registration Statement under the Securities Act, the due execution and delivery of the Supplemental Indenture and the Underwriting Agreement by the respective parties thereto in substantially the forms filed as exhibits to the Registration Statement, the issuance, execution and authentication of the Senior Notes in accordance with the provisions of the Indenture, and the delivery to and payment for the Senior Notes by the Underwriters in accordance with the Underwriting Agreement, and subject to any applicable state securities or Blue Sky laws, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.



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Lafarge Corporation

July 6, 1998

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         3. The Indenture has been duly authorized by the Company and, when qualified under the Trust Indenture Act of 1939, as amended, and executed and delivered by the Company, will be the valid and binding agreement of the Company.

         The opinions expressed above are limited by and subject to the following qualifications:

         (a) We express no opinion other than as to the federal securities laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Maryland; provided, however, (i) we have assumed, without investigation, that the laws of the State of New York are identical in all respects to the laws of the State of Texas and (ii) insofar as the opinions expressed herein relate to matters governed by Maryland law, we have relied with their permission upon an opinion of even date herewith of Piper & Marbury, L.L.P.

         (b) In rendering the opinions expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

         (c) The opinions expressed in Paragraphs 2 and 3 above are subject to the qualification that the validity and binding effect of the Senior Notes and the Indenture may be limited or affected by (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law and (iii) an implied covenant of good faith and fair dealing.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Experts" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                   Respectfully submitted,

                                   THOMPSON & KNIGHT,
                                   A Professional Corporation


                                   By: /s/ Peter A. Lodwick
                                      -----------------------------------
                                      Peter A. Lodwick, Attorney